                                                                    EXHIBIT 99.2

                             ARDENT SOFTWARE, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Peter Gyenes and James K. Walsh and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Ardent Software, Inc., to be held at the headquarters of Ardent Software, Inc. at 50 Washington Street, Westboro, Massachusetts, on, Tuesday, February 29, 2000 at 11:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, each dated January 28, 2000, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the corporation, gives notice of such revocation.

    THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

    /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

    1. Proposal to adopt the Agreement and Plan of Reorganization, dated as of November 30, 1999, among Informix Corporation, Iroquois Acquisition Corporation, a wholly-owned subsidiary of Informix, and Ardent Software, Inc., and to approve the merger of Informix and Ardent.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other matter(s) as may properly come before the meeting (including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the proposal) or any postponements or adjournments thereof.

                MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

    Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both parties should sign.

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